Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 28, 2018, in the Registration Statement (Form S-1) and related Prospectus of Avedro, Inc. dated January 18, 2019.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 18, 2019